                        Filed Pursuant to Rule 424(b)(3)
                           Registration No. 333-70508


                             PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED DECEMBER 4, 2001)

                             TRANSWITCH CORPORATION

                                5,481,504 Shares

                                  Common Stock

This prospectus supplement relates to distributions by selling shareholders to the public offering, which is not being underwritten, of 5,481,504 shares of our common stock that are held by some of our current stockholders.

This prospectus supplement should be read in conjunction with the prospectus dated December 4, 2001, which is to be delivered with this prospectus supplement.

             SEE RISK FACTORS BEGINNING ON PAGE 3 OF THE PROSPECTUS
                   TO READ ABOUT FACTORS YOU SHOULD CONSIDER
                        BEFORE BUYING OUR COMMON STOCK.


                   __________________________________________


THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   __________________________________________


         The date of this supplemental prospectus is December 20, 2001

                   __________________________________________


The information appearing in the prospectus under the heading "Selling Stockholders" is superseded by the information appearing in the following section:

                              SELLING STOCKHOLDERS

     The following table sets forth the number of shares beneficially owned by each of the selling stockholders as of December 20, 2001 and the number of shares that may be offered by the selling stockholders pursuant to this prospectus. We have assumed, when calculating the numbers in the table, that all of the shares owned by each selling stockholder and offered pursuant to this prospectus will be sold.

     Messrs. Alfred R. Boschulte, Gerald F. Montry, James M. Pagos, Dr. Albert
E. Paladino and Erik H. van der Kaay are each a director of TranSwitch.

     As of December 19, 2001, there were 90,873,289 shares of common stock outstanding. An asterisk means that the number is less than 1%.

                                                             Shares Offered
                                         Shares Owned           Pursuant            Shares Owned
                                     Before the Offering   to this Prospectus    After the Offering
                                     --------------------  -------------------  -------------------
      Selling Shareholders             Number    Percent    Number    Percent    Number    Percent
-----------------------------------  ----------  -------   ---------  -------   --------  ---------
Abraham, Menachem                        17,565    *          17,565    *            0       *
Ahmad, Faruq                                473    *             473    *            0       *
Allen, Robert                             6,354    *           6,354    *            0       *
Aoua, Karim                               1,018    *           1,018    *            0       *
Barzum, Roger M.                          2,191    *           2,191    *            0       *
Beams, Cynthia R.                            90    *              90    *            0       *
Beleson, Richard                          1,893    *           1,893    *            0       *
Bennet, Craig L.                          1,455    *           1,455    *            0       *
Blake Downing Profit Sharing
 and Money Purchase Pension Plan            710    *             710    *            0       *
Blout, Father Daniel A., as trustee
 of The Joseph T. and Charlotte A.
 Pisula Grandchildren Trust               1,115    *           1,115    *            0       *
Bonte, Eugene A.                            855    *             855    *            0       *
Boynton, John W.                            855    *             855    *            0       *
Boschulte, Alfred R.                     18,001    *          18,001    *            0       *
Butler, Carl                                509    *             509    *            0       *
Carter, Frederick R.                      1,309    *           1,309    *            0       *
Comegys Investments, Ltd.                 2,367    *           2,367    *            0       *
Coombs, David                            24,377    *          24,377    *            0       *
Curtis, Daniel B.                         3,637    *           3,637    *            0       *
DB Alex Brown Inc. Cust FBO
 Peter A. Massaniso Roth CNV No.
 229-82086                                2,367    *           2,367    *            0       *
Duffy, Mark P.                           11,684    *          11,684    *            0       *
Dumery, Stefaan                          12,710    *          12,710    *            0       *
Eggerss, Candice                          2,367    *           2,367    *            0       *
Eggert, Jonathan D.                         909    *             909    *            0       *
Elshama, Adham A.                           582    *             582    *            0       *
Endurance Fund                            1,893    *           1,893    *            0       *
Eurasian Capital Partners Fund, LP        2,840    *           2,840    *            0       *
Exodus Capital Investments LLC            2,367    *           2,367    *            0       *
F.C. Capital Partners LLC                 1,970    *           1,970    *            0       *
Flaschen, Joyce D. and Estate of          6,822    *           6,822    *            0       *
Steward S. Flaschen
Folk, Richard C.                            218    *             218    *            0       *
Forkish, J. Robert, as trustee of
 the Forkish Family Revocable Trust         473    *             473    *            0       *
Gemmel, Craig N. and Nancy M. Hughes        855    *             855    *            0       *
Giancarlo, Charles Henry and Diane
 G., as trustees to the Giancarlo
 Family Trust                               947    *             947    *            0       *
Gisler, Heidy                             1,673    *           1,673    *            0       *
Goldstein, Barbara                          473    *             473    *            0       *
GTV Entrepreneurial Roundtable, L.P.      2,804    *           2,804    *            0       *
Guirguis, Maher A.                        2,910    *           2,910    *            0       *
Hecht, Olivia A.                          6,547    *           6,547    *            0       *
High Street Partners, LP                 15,147    *          15,147    *            0       *
Horing, Jeffrey                             947    *             947    *            0       *
Hughes, James F.                            855    *             855    *            0       *
Hughes, Paul M.                           1,710    *           1,710    *            0       *
International Business Machines
 Corporation                            727,948    *         727,948    *            0       *
Jagadeesh, B.V. and Anuradha, as
 trustees of the Jagadeesh Family
 Trust                                    1,893    *           1,893    *            0       *
Jain, Sanjay K.                           1,970    *           1,970    *            0       *
Joffe, Leon                                 473    *             473    *            0       *
Johnson, Paul                               985    *             985    *            0       *
Kalkhoven, Kevin                          2,367    *           2,367    *            0       *
KD Partners, Inc.                         7,299    *           7,299    *            0       *
Lee, Charles                             25,163    *          25,163    *            0       *
Lee, David                                4,734    *           4,734    *            0       *
Lipp, William B.                          7,310    *           7,310    *            0       *
Loosemore, Darrell                          800    *             800    *            0       *
Lou, Xiaoying                             2,182    *           2,182    *            0       *
Madison Dearborn Partners LLC            18,934    *          18,934    *            0       *
Massaro, Lorraine                           473    *             473    *            0       *
McLagan, Donald L.                          855    *             855    *            0       *
McMullen, John A.                           473    *             473    *            0       *
Micic, Lubo                              18,001    *          18,001    *            0       *
Misra, Jay                                4,734    *           4,734    *            0       *
Missert, James                              361    *             361    *            0       *
Missert, Thomas                              72    *              72    *            0       *
Miu, Roger                                3,637    *           3,637    *            0       *
Moldow, Berton and Gloria TIC               947    *             947    *            0       *
Montry, Gerald F.                        11,179    *          11,179    *            0       *
Noy, Elan T.                             17,460    *          17,460    *            0       *
Nyborg, Adam C.                           1,455    *           1,455    *            0       *
Nyborg, Charlotte E.                      1,455    *           1,455    *            0       *
Nyborg, Philip and Margaret JT           58,240    *          58,240    *            0       *
Nyborg, Robert and Jacquelyn JTWROS       1,455    *           1,455    *            0       *
Nyborg, Margaret H.                      30,555    *          30,555    *            0       *
Nyborg, Philip S.                        29,097    *          29,097    *            0       *
Nyborg, Scott H.                          1,455    *           1,455    *            0       *
Overskei, David O. and Katherine A.       1,183    *           1,183    *            0       *
Pagos, James M.                          18,001    *          18,001    *            0       *
Paladino, Albert E.                      29,641    *          29,641    *            0       *
Paladino, Catherine J.                    2,910    *           2,910    *            0       *
Paladino, Paul E.                         2,910    *           2,910    *            0       *
Paladino, Robert E.                       2,910    *           2,910    *            0       *
Paladino, Thomas A.                       2,910    *           2,910    *            0       *
Parker, Jeffrey                           1,818    *           1,818    *            0       *
Pettit, Dan, as trustee of the
 Pettit Revocable Trust                   4,734    *           4,734    *            0       *
Pisula, Joseph T.                        11,595    *          11,595    *            0       *
Ramchandani, Rajen S.                     4,947    *           4,947    *            0       *
Ramkissoon, P. Janet                      1,893    *           1,893    *            0       *
Randall, Roderick K.                        947    *             947    *            0       *
Renault, Michael                         19,157    *          19,157    *            0       *
Roy, Subhash and Monami, JT              78,385    *          78,385    *            0       *
Roy, Subhash C.                          41,162    *          41,162    *            0       *
Saltford Holdings Ltd.                      947    *             947    *            0       *
Schiro, Robert G. and Dorene
 Cameron, as trustees of the
 Schiro 2000 Trust CP                     3,787    *           3,787    *            0       *
Schneider, Charles S.                        45    *              45    *            0       *


                                                             Shares Offered
                                         Shares Owned           Pursuant             Shares Owned
                                     Before the Offering   to this Prospectus     After the Offering
                                     --------------------  -------------------  ----------------------
      Selling Shareholders             Number    Percent    Number    Percent     Number     Percent
-----------------------------------  ----------  -------   ---------  -------   ---------  -----------
Sen, Manjusree                            4,365     *          4,365     *           0         *
Shoch, John, as trustee of                                                                     *
 the Gertrude W. Shoch Trust              4,734     *          4,734     *           0         *
Sheffield, John H.                        4,365     *          4,365     *           0         *
Shukla, Rajendra S.                       3,637     *          3,637     *           0         *
Signal Lake Venture Fund, L.P.          156,527     *        156,527     *           0
Singh, Ravinder P. and Sukrit A., as
 trustees of the Ravinder P. Singh &                                                           *
 Singh 1996 Intervivos Trust                473     *            473     *           0         *
SL Partners LP                            1,183     *          1,183     *           0         *
Socolof, Steven                             473     *            473     *           0         *
Sok, Daniel                                 582     *            582     *           0         *
Song, Lifeng                              1,455     *          1,455     *           0
St. Paul Venture Capital                                                                       *
 Affiliates Fund I, LLC                  17,980     *         17,980     *           0         *
St. Paul Venture Capital V, LLC       1,163,740   1.28%    1,163,740   1.28%         0         *
Star Seed Enterprise                    434,352     *        434,352     *           0         *
Steitz, Paul A.                           1,136     *          1,136     *           0
SVE Star Ventures Enterprises No.                                                              *
 VII                                    781,258     *        781,258     *           0         *
SVM Star Ventures Management GmbH        26,303     *         26,303     *           0
 and Co. No.3
SVM Star Ventures Management GmbH                                                              *
 No. 3                                   55,798     *         55,798     *           0
SVM Star Ventures                                                                              *
 Managementgesellschaft                  37,881     *         37,881     *           0
TSF Entrepreneurial Round Table I,                                                             *
 L.P.                                    20,289     *         20,289     *           0         *
van der Kaay, Erik H.                    18,001     *         18,001     *           0         *
Venrock Associates                      241,053     *        241,053     *           0         *
Venrock Associates III, L.P.          1,071,348   1.18%    1,071,348   1.18%         0         *
Venrock Entrepreneurs Fund, L.P.         26,783     *         26,783     *           0         *
Wetzler, Mark                             1,420     *          1,420     *           0         *
White, Richard                              947     *            947     *           0         *
Wu, Bingjuan J.                           1,455     *          1,455     *           0         *
Yadav, Manoj K.                           1,600     *          1,600     *           0         *
Zhang, Chaojun                            2,182     *          2,182     *           0         *
Zhang, Jingwu                             5,092     *          5,092     *           0         *
Zhovnirovsky, Igor                       14,404     *         14,404     *           0
                                                                                               *
                                      5,481,504    7.77%   5,481,504    7.77%        0

     The selling stockholders acquired their shares in connection with our transaction with Onex Communications Corporation, a Delaware company, through an agreement and plan of reorganization dated as of August 16, 2001. The transaction was accounted for using the purchase method of accounting. In connection with the transaction, we entered into a registration rights agreement with the Onex stockholders pursuant to which we agreed to register the shares issued to them in connection with the transaction.

     Certain of the shares of common stock in the above table, a total of 752,157 shares, have been deposited in an escrow account pursuant to an escrow agreement dated as of September 21, 2001. The escrowed shares will be used to indemnify TranSwitch against losses, if any, resulting from breaches of the representations and warranties made by the selling stockholders in the agreement and plan of reorganization. The escrowed shares that are not needed to cover outstanding claims made by TranSwitch pursuant to the escrow will be released on September 21, 2002. In connection with the acquisition of Onex, certain stockholders have entered into lock-up agreements with TranSwitch that restrict their sale of the stock received in the acquisition for a period of time. Certain of the stockholders received stock, some of which is subject to future vesting and may not be sold until vested. As of the date of this prospectus supplement not all of such shares are vested.

     Prior to the acquisition of Onex, we had less than a 20% voting interest investment in Onex and an ongoing business relationship with Onex through which Onex designed devices that combine network routing, switching and transmission capabilities. Each of the selling stockholders who was employed by Onex was employed by us when the acquisition was completed.